Exhibit 5.2

Pacwest Center, 1211 SW 5th Ave., Suite 1900, Portland, OR 97204  |  Phone 503-222-9981  |  Fax 503-796-2900  |  www.schwabe.com

April 3, 2014

Erickson Helicopters, Inc.

3850 Three Mile Lane

McMinnville, OR 97128

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Oregon local counsel to Erickson Helicopters, Inc., an Oregon corporation (the “Oregon Company”) in connection with the Registration Statement on Form S-4 filed on the date of this letter (the “Registration Statement”) by Erickson Incorporated, a Delaware corporation (“Erickson”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $355,000,000 aggregate principal amount of 8.25% Second Priority Senior Secured Notes due 2020 of Erickson (the “Exchange Notes”) for an equal principal amount of 8.25% Second Priority Senior Secured Notes due 2020 of Erickson (the “Original Notes”). The obligations of Erickson under the Exchange Notes will be guaranteed on a senior secured second lien basis, jointly and severally (the “Guarantees”), by the Oregon Company and other subsidiaries of Erickson (collectively, the “Guarantors”). The Exchange Notes and the Guarantees will be issued pursuant to an Indenture, dated as of May 2, 2013, (as amended, supplemented or otherwise modified, the “Indenture”), among Erickson, the Guarantors and Wilmington Trust, National Association as trustee and collateral agent.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture or Guarantees contained therein, nor any of the related agreements executed or delivered in connection with the Exchange Notes. We have previously rendered, or may subsequently render, opinions pursuant to Oregon law with respect to Erickson and the Oregon Company, but we have not represented Erickson, the Oregon Company or the other Guarantors in any other instance related to the Exchange Notes.

In rendering the opinions set forth in this opinion letter, we have examined originals, or copies identified to our satisfaction, of the following documents: (i) the articles of incorporation of the Oregon Company, as amended and in effect as of the date hereof; (ii) the bylaws of the Oregon Company, as amended and in effect as of the date hereof; (iii) a Certificate of Existence issued by the Oregon Secretary of State on March 24, 2014 in respect of the Oregon Company; (iv) resolutions adopted by the board of directors of the Oregon Company authorizing the execution, delivery and performance of the Indenture and other documents related to the Original Notes and the Exchange Notes; (v) the Registration Statement; and (vi) the Indenture.

In addition to the foregoing, we have examined the originals, or copies identified to our satisfaction, of the corporate records of the Oregon Company, certificates of public officials, certificates of the Secretary or other authorized officers of the Oregon Company, and other agreements, instruments, and documents we deemed necessary as the basis for the opinions expressed below.

As to all matters of fact which form the basis of any opinion set forth in this opinion letter, we have relied without investigation or analysis upon the truth and accuracy of (i) the representations and warranties of the Oregon Company and Erickson that are set forth in the Registration Statement, the Indenture and other related agreements executed or delivered in connection with the Exchange Notes; and (ii) the certifications and

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April 3, 2014

statements of the officers and agents of the Oregon Company and Erickson and the certifications and statements of any governmental or public officials in any certificates provided to us. Except to the extent expressly stated herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of any facts, and no inference as to our knowledge of the existence or absence of facts should be drawn from the fact of our representation as Oregon local counsel to the Oregon Company in connection with the Registration Statement.

In giving the opinions set forth below, we have further relied, without investigation or analysis, on each of the following assumptions:

(a) The authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as electronic transmissions;

(b) The genuineness of all signatures on the Indenture and any other documents executed pursuant thereto, and that all natural persons signing any such documents were, at the time of signing, had the legal capacity and competence to execute such documents;

(c) The accuracy and completeness of all information provided, in written form or by electronic transmission, to us by offices of public record at the time given and as of the date of this opinion letter;

(d) With respect to all parties to the transactions contemplated by the Indenture other than the Oregon Company: (i) the due and valid authorization, execution and delivery of all documents delivered by such party as the legal, valid, binding and enforceable obligations of such party; (ii) the legal and valid existence of such party under the laws of the jurisdiction in which it is incorporated or organized; (iii) the compliance by such party with all other legal requirements pertaining to its status as such status relates to its rights to enforce the documents to which it is a party; and (iv) the compliance by such party with all applicable laws, rules and regulations governing the conduct of its business as related to the transactions contemplated by the Registration Statement;

(e) The persons identified as officers in the Indenture and any other documents executed pursuant thereto are actually serving as such and that such documents will be properly executed by one or more such persons; and

(f) Any certificate, representation other confirmation or other document upon which we have relied that was given or dated on or prior to the date of this opinion letter continues to remain accurate from such earlier date through and including the date of this opinion letter insofar as it relates to the opinions expressed herein.

Based on the foregoing examinations and assumptions, and subject to the qualifications, limitations and exclusions stated below in this opinion letter, we are of the opinion that:

1. Based solely upon the Certificate of Existence, the Oregon Company is a corporation validly existing under the laws of the State of Oregon.

2. The Oregon Company has all requisite corporate power and corporate authority to perform its obligations under the Indenture.

3. The Oregon Company has taken all necessary action to authorize the execution, delivery and performance of its obligations under the Indenture.

All of the opinions set forth in this opinion letter are expressly limited and qualified as follows:

A. We are qualified to practice law in the State of Oregon, and we do not express any opinions in this letter concerning any issue that is governed by the laws of any other jurisdiction. Further, all federal laws, rules and regulations are expressly excluded from the scope of this opinion letter.

B. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

April 3, 2014

Our opinions herein are being furnished to you in connection with the Exchange Offer pursuant to the Registration Statement. We consent to the reliance by Covington & Burling LLP upon the opinions expressed herein for purposes of any opinions being delivered and filed as Exhibit 5.1 to the Registration Statement, and we consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. We also consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement.

This opinion letter and the opinions contained herein are as of the date set forth above, and we do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our legal opinions expressed herein.

Very truly yours,

SCHWABE, WILLIAMSON & WYATT, P.C.